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                            JOINT REPORTING AGREEMENT


         In consideration of the mutual covenants herein contained, each of the parties hereto represents to and agrees with the other party as follows:

         1. Such party is eligible to file a statement or statements on Schedule 13G pertaining to the Common Stock, $.01 par value, of AppliedTheory Corporation to which this agreement is an exhibit, for filing of the information contained herein.

         2. Such party is responsible for timely filing of such statement and any amendments thereto and for the completeness and accuracy of the information concerning such party contained therein, provided that no such party is responsible for the completeness or accuracy of the information concerning any other party making the filing, unless such party knows or has reason to believe that such information is inaccurate.

         3. Such party agrees that such statement is filed by and on behalf of each such party and that any amendment thereto will be filed on behalf of each such party.

         This Joint Reporting Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original instrument, but all of such counterparts together shall constitute but one agreement.


Dated: November 4, 1999


                                              GRUMMAN HILL INVESTMENTS III, L.P.


                                              By: Grumman Hill Group LLC
                                              Its: General Partner


                                              By: /s/ JAMES T. KELSEY
                                                  ------------------------------
                                                  Signature

                                                  Name: James T. Kelsey
                                                  Its: General Partner



                                               GRUMMAN HILL GROUP, LLC


                                               By: /s/ JAMES T. KELSEY
                                                   -----------------------------
                                                   Signature

                                                   Name: James T. Kelsey
                                                   Its: General Partner